                                                                  EXHIBIT 10.7

                   [FORM OF CONTRACT FOR MULTIPLE TRUCKSTOPS]

                CABLE TELEVISION AND TELEPHONE SERVICE AGREEMENT


         THIS CABLE TELEVISION AND TELEPHONE SERVICE AGREEMENT (this "Agreement") is entered into this 11th day of July, 1996, by and between Park 'N View, Inc., a Delaware corporation ("PNV"), with its headquarters at 3403 N.W. 55th Street, Building #10, Ft. Lauderdale, Florida and Professional Transportation Partners, LLC ("Operator"), with its headquarters at 5121 Maryland Way, Ste. 200, Brentwood, TN 37027.

         WHEREAS, Operator: (i) currently owns or operates ______________ (_____) full-service travel plaza truckstops which are located at the addresses listed on Schedule 1 hereto; and (ii) may acquire or contract to operate other full-service travel plaza truckstops, all of the aforesaid hereinafter individually being referred to as a "Truckstop" and collectively being referred to as the "Truckstops"; and

         WHEREAS, PNV has designed and developed the concept and equipment ("the System") to (i) enable truck drivers to: (a) receive and/or have access to cable television services and telecommunications services; and (b) provide such truck drivers programming consisting of video and audio services, and telephone, fax or other data services while remaining in their vehicles parked at the Truckstop; and (ii) sell advertising to be broadcast over the System (collectively, the "Services"); and

         WHEREAS, Operator desires to engage PNV to install the System and provide the Services at certain of the Truckstops.

         NOW THEREFORE, in consideration of the mutual promises and covenants contained herein, Operator and PNV (hereinafter collectively being referred to as the "Parties"), intending to be legally bound, hereby mutually agree as follows:

     1. Purpose. The Parties hereby agree that PNV shall install the System at certain of the Truckstops and that the Parties shall operate the System at such Truckstops pursuant to the terms of this Agreement. PNV shall initially install the System at Operator's Truckstop located at ___________________________________. PNV shall install the System at such other
Truckstops as may be mutually agreed upon by the Parties.

     2.        Installation of Equipment.

               (a) PNV shall, at its sole cost and expense, and in the manner herein provided, install and continually maintain at each Truckstop at which the Services are to be provided equipment consisting of the following:

                         (i)                 equipment necessary for the
                                    provision and distribution of the Services.

                         (ii)                outlet ports to parking spaces to
                                    provide users with access to the Services.

                         (iii)               equipment designed to (a) monitor
                                    the use of the Services and (b) account for all receipts for billing and revenue sharing purposes either independently and/or in conjunction with the Truckstop's existing cash register system.

All of the foregoing equipment as currently used by PNV is described on
Schedule 2 hereto and is hereinafter, together with any additions or deletions to said equipment, collectively referred to as the "PNV Equipment". PNV reserves the right to make additions to and deletions from the PNV Equipment to be installed at each Truckstop. PNV shall provide the Services to at least 75% of the truck parking spaces located at each Truckstop at which it installs the System. The Parties shall mutually determine the precise number and location of the truck parking spaces at which the Services shall be provided, taking into account such factors as the cost of construction and implementation, the layout of the parking facilities, the usage of particular parking rows to drop trailers and such other factors as the Parties may deem relevant.

               (b) PNV shall, subject to Operator's prior approval, install, at PNV's sole cost and expense, underground and above ground but not overhead, transmission and distribution cables and equipment through the truck parking areas at each Truckstop (and any Operator owned or managed hotels and motels, located at or adjacent to a Truckstop, as may be mutually agreed) as is necessary and appropriate to install the System and to provide the Services. PNV shall, with Operator's prior consent, have the right to run additional transmission lines under and through each Truckstop, at reasonable times and locations, to serve adjacent properties (including hotels or motels), if in the future any such Truckstop expands its operations to include such properties.

               (c) Operator shall make available to PNV a sufficient area in which to install the PNV Equipment including: (i) such area as is required for the installation of satellite dish(es); (ii) a secured air-conditioned interior area of approximately 50 square feet for the installation of the headend equipment and the telephone and related monitoring equipment; and (iii) an area at the fuel desk and/or the travel store for installation of the equipment required for activation and sale of the Services (hereinafter collectively referred to as the "Equipment Area").

               (d) PNV shall be entitled to have continued access to the Equipment Area and all parking areas for purposes of installing, repairing and monitoring the PNV Equipment, the System and the Services. PNV shall take care and make every reasonable effort to minimize damage and disruption to the premises and Operator's business operations during the installation and operation of the System at each Truckstop. Prior to commencement of any construction, PNV shall obtain Operator's approval of the methods and materials to be used by PNV with respect to the installation of the System. PNV will repair any material damage to the Truckstop which is caused by PNV. However, PNV shall not be responsible for any existing defects or deficiencies or the normal wear and tear to the parking lot or the Truckstop.

               (e) PNV shall install the PNV Equipment in a workmanlike and efficient manner, without unreasonable interference with the operation of each Truckstop. PNV shall use its best efforts to: (i) minimize the disruption to traffic flow and parking space availability; and (ii) complete the installation of the System at each Truckstop within forty-five (45) days of commencement of the installation at each Truckstop.

               (f) PNV shall on a timely basis secure, and continuously maintain in full force and effect, all licenses, permits and approvals required by governmental authorities with respect to the installation, operation and maintenance of the System and providing the Services. Operator shall assist PNV in obtaining any such licenses, permits, or approvals upon PNV's reasonable request.

               (g) After completion of the installation of the System at a Truckstop, PNV shall provide Operator with written notice of the date on which the sale of the Services shall commence at each such Truckstop (hereinafter referred to as the "Truckstop Service Date").

     3.        Rights and Duties of The Parties With Respect To The PNV
Equipment.

               (a) Notwithstanding the fact that certain parts of the PNV Equipment may be affixed to each Truckstop, the PNV Equipment shall not become a fixture thereto and shall remain the property of PNV. Operator acknowledges that the System, the Services and the PNV Equipment and the manner of its operation and installation are proprietary to PNV. Accordingly, Operator shall use its best efforts to insure that all information and data concerning the System, the Services and the PNV Equipment shall not be divulged, and (except in the case of emergency) that access to the System and the PNV Equipment shall not be given to any person or persons other than personnel authorized by PNV.

               (b) Upon the termination of this Agreement for any reason, PNV shall have the right to: (i) remove, at its sole cost and expense, any or all of the PNV Equipment from each Truckstop; or (ii) sell or lease it to the Operator or its successors, nominees or assignees. PNV shall, if it elects to remove the System, restore each Truckstop as near as reasonably possible to the condition of such premises prior to the installation of the System, normal wear and tear excepted, but shall not be obligated to remove any underground cables.

     4.        Programming and Telecommunications Services to Be Provided.

               (a) PNV shall make the Services available on the System as follows:

                         (i)                 PNV shall source and deliver a
                                    programming package consisting of a minimum of eleven (11) channels of entertainment programming. PNV shall pay the cost of all such programming. The current programming schedule to be broadcast by PNV is as set forth on Schedule 3. PNV may, with the prior consent of Operator, make changes to the programming schedule from time to time.

                         (ii)                In addition to the eleven (11)
                                    channel entertainment lineup, there shall be other channels which shall be used to provide a programming schedule and advertising. Net profits (after payment of all "Directly Related Expenses" as defined in Section 8(b) below) generated by advertising on such channels at each Truckstop shall be divided as follows: 50% to PNV and 50% to Operator. All advertising revenue and other revenues and commissions generated by these channels shall not be considered "Gross Receipts" (as defined in Section 8(a)) for purposes of the Agreement.

                         (iii)               PNV may, with the consent of
                                    Operator, provide pay-per-view or other
                                    non-traditional cable channels or services as part of the Services. The net profits (after payment of all Directly

                                    Related Expenses) from such additional
                                    channels or services shall be divided as follows: 50% to PNV and 50% to Operator. All revenues and commissions generated by these channels shall not be considered Gross Receipts for purposes of the Agreement.

                         (iv)                PNV shall also provide telephone
                                    service to certain parking slots at each Truckstop. The current telephone services offered by PNV are set forth on Schedule 4. The fee schedules established for the Services include a charge relating to phone usage and such fees shall be considered Gross Receipts for purposes of this Agreement. PNV shall, with Operator's prior consent, have the right to determine and make changes to the specific types of telecommunication services provided to a particular Truckstop from time to time. If the Parties mutually agree to permit PNV to provide phone service to areas of the Truckstops, other than the parking lot, the Parties shall mutually agree as to the profit allocations with respect to such services.



         5. Operation of the System and Sale and Promotion of the Services.

                    (a) PNV shall, from time to time, at its sole cost and expense, train the Operator and its fuel desk employees with respect to the operation of the point of sale equipment and the sale and promotion of the Services. The Operator and its fuel desk employees shall be responsible for the operation of the point of sale equipment and the sale and promotion of the Services. PNV shall provide follow up training for Operator's personnel during working hours with respect to the sale and promotion of the Services, the operation of the System, and the maintenance of the PNV Equipment as may be reasonably requested by Operator from time to time. PNV shall, with the prior consent of Operator, be entitled to have its own employees or agents engage in the sale and the promotion of the Services at any Truckstop, provided that PNV's employees and agents shall not interfere with the operation of said Truckstop.

                    (b) Operator shall use its best efforts to assure that the management, fuel desk employees and other personnel promote the use of the Services by the truck drivers frequenting the Truckstop. The Parties may mutually agree from time to time to implement sales incentive programs for the fuel desk employees and other personnel to promote the sale of the Services. The Parties shall share the cost of implementing and funding any such mutually agreed upon incentive programs.

                    (c) Operator may develop and supply to PNV, at no cost to PNV, certain advertising and promotional materials relating to the System and the Services. PNV may also develop and supply to Operator, at no cost to Operator, certain advertising and promotional materials relating to the System and the sale of the Services. Subject to each Party's approval and consent, Operator and PNV shall make reasonable efforts to utilize and display such materials at each Truckstop in order to promote the sale and promotion of the Services.

     6.        Maintenance of the PNV Equipment and the System.

               (a) PNV shall maintain a good quality signal and reception through the System comparable to the signal and reception supplied for regular television programming and telecommunications services to home consumers.

               (b) The day to day maintenance of the System shall be handled as follows:

                         (i)                 Operator's trained staff members
                                    shall: (i) replace failed connecting drop cables and accessories with equipment to be furnished by PNV at its cost; (ii) maintain the cable and phone boxes in the outside hookups in proper operating order, including cleaning and removal of debris (i.e. oil, dirt, ice, snow, etc.); and
                                    (iii) replace cable and phone connection outlets in the outside hookups with equipment furnished by PNV at its cost.

                         (ii)                If a mechanical problem arises
                                    other than through a failed connecting
                                    cable or accessory, Operator shall contact
                                    PNV by telephone at PNV's office. Unless extenuating circumstances exist, PNV shall, within forty-eight (48) hours, either authorize Operator to contact a designated repair technician or dispatch a designated repair technician to make the necessary repairs to the System. Charges for repairs will be billed directly to PNV.

     7.        Term.

               (a) Subject to Sections 7(b) and 16, the term of this Agreement, as it applies to each Truckstop at which the System is installed, shall be for a period of ten (10) years commencing on the Truckstop Service Date and terminating on the tenth anniversary of the Truckstop Service Date (the "Term"). Subject to Section 7(b) and Section 16, the Term shall automatically be extended for a five (5) year renewal period (the "Automatic Renewal Term") provided that, as a condition to the commencement of the Automatic Renewal Term, Operator shall be entitled to receipt of the increased percentage of Gross Receipts set forth in Section 8(a).

               (b) Operator and PNV hereby acknowledge and agree that either party shall have the right to terminate this Agreement as it applies to one or more Truckstops if such Truckstop does not have average gross revenue of $35 per wired stall per month during any six

(6) month period, the Parties have jointly implemented a plan to increase revenue at such Truckstop and the average gross revenue does not exceed $35 per wired stall per month at such Truckstop during the three (3) month period following implementation of such plan.

     8.        Fees.

               (a) The monthly Gross Receipts derived at each Truckstop shall be allocated between PNV and Operator as follows: (i) during the Term, sixty-five percent (65%) to PNV and five-percent (5%) to Operator and thirty percent (30%) to truckstop operator; and (ii) during the Automatic Renewal Term, sixty percent (60%) to PNV and ten percent (10%) to Operator and thirty percent (30%) to truckstop operator.

For these purposes, "Gross Receipts" for any period shall mean the aggregate gross amount collected by the Operator, during any calendar month, from the sale of the Services during such period less the amount of taxes, if any, which are required to be charged by Operator to the user of the Services and less any refunds for faulty service or equipment. Notwithstanding the foregoing, for purposes of this Agreement, "Gross Receipts" shall not include any revenue received by PNV or the Operator for: (i) advertising displayed by PNV pursuant to Section 4(a)(ii) or; (ii) pay-per-view or other additional channels or services provided as part of the Services pursuant to Section 4(a)(iii).

               (b) Net profits (after payment of all Directly Related Expenses) generated by the services provided pursuant to Sections 4(a)(ii) and 4(a)(iii) shall be divided as follows: 50% to PNV and 50% to Operator. For these purposes, "Directly Related Expenses" shall mean all direct costs and expenses incurred by PNV with respect to the: (i) acquisition and installation of the equipment necessary to transmit advertising over the System, including, without limitation, loop tape players and loop tapes; (ii) sale, promotion and production of advertising programs; (iii) salaries and commissions paid to and expenses incurred by individuals or entities which sell advertising; and (iv) fees paid to pay-per-view programmers. Directly Related Expenses shall not include: (i) allocations of corporate overhead (other than the advertising department); (ii) depreciation of the PNV Equipment, other than the equipment necessary to transmit advertising over the System; or (iii) other costs and expenses which are not directly related to the sale and promotion of advertising over the System.

               (c) Operator shall collect all applicable fees and taxes from the users who purchase the Services directly from Operator. Operator shall not be responsible for collection of fees and taxes from those users who purchase the Services through PNV's automated phone activation program. Billing is to be made on a unit basis in accordance with the rates and procedures specified by PNV from time to time. Any taxes due on the Services purchased directly through Operator are to be collected by Operator from the user over and above the charge established by PNV for the particular Services and said taxes shall be remitted by Operator to the proper governmental agency. PNV shall be responsible for the payment of all taxes due with respect to amounts collected by PNV from users who purchase the Services through PNV's automated phone activation program.

               (d) All Gross Receipts and other revenues collected by Operator with respect to the sale of the Services shall be remitted to PNV on a monthly basis. All amounts due to Operator from PNV for each calendar month shall be paid to Operator by PNV within ten (10) days of the close of each calendar month.

               (e) Upon request by PNV, but not more than once a week, Operator shall inform PNV of: (i) the amount of the use of the Services; (ii) the amount of the Gross Receipts and other revenue received with respect to the sale of the Services, cable drops, adapters, connectors and telephones; (iii) the amount of the taxes collected by the Operator; and (iv) other operating data relating to the System as PNV may reasonably request.

               (f) The books and records of the Operator and PNV pertinent to the Gross Receipts, Directly Related Expenses, and other revenue and taxes received with respect to the sale of the Services for any calendar month shall be open for inspection and audit by an authorized representative of either Operator or PNV upon five (5) business days notice to said party.

     9.        Exclusivity.

               (a) PNV shall, for the Term of this Agreement (and any renewal term), have the exclusive right to install the System and provide the Services to each Truckstop and any additional truckstops in which Operator acquires an interest (whether owned, leased or operated under a contract or some similar agreement).

               (b) PNV shall during the Term of this Agreement (and any renewal term) have: (i) the exclusive right to sell to Operator at competitive prices coaxial and phone cables for use with the Services provided by PNV; and
(ii) the nonexclusive right to sell to Operator television, telephone and cable accessories and adapters for use with the Services. After purchasing the foregoing items from PNV, Operator shall be entitled to resell such items to its customers and retain all profits from such resales.

     10. Rights Granted to PNV. Operator hereby grants and conveys to PNV, for the Term of this Agreement (and any renewal term), access to the premises of each Truckstop at which the System is installed for purposes of maintaining, repairing, replacing and operating the System and providing the Services.

     11.       Representations and Warranties of PNV.

               (a) PNV is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has full power and authority: (i) to enter into this Agreement; and (ii) to carry out the other transactions and agreements contemplated by this Agreement.

(b) The execution, delivery and performance of this Agreement by PNV has been duly authorized by all necessary action of PNV. This Agreement and each of the other documents to be executed and delivered by PNV pursuant to this Agreement have been duly executed and delivered by PNV and are the valid and binding obligations of PNV enforceable in accordance with their respective terms, subject only as to enforceability affected by bankruptcy, insolvency or similar laws affecting the rights of creditors generally and by general equitable principles. The execution, delivery and performance of this Agreement and the other documents to be executed, delivered and performed by PNV pursuant to this Agreement will not: (i) conflict with or violate any provision of PNV's organizational documents, or any law, ordinance or regulation or any decree or order of any court or administrative or other governmental body which is either applicable to, binding upon or enforceable against PNV; or (ii) result in any breach of or default under or cause the acceleration of performance of any mortgage, contract, agreement, indenture or other instrument which is either binding upon or enforceable against PNV.

               (c) PNV is not required to obtain the approval, consent or waiver of any other person or entity for the execution, delivery or performance of this Agreement.

               (d)       All of the information contained in the
representations and warranties of PNV set forth in this Agreement or in any of the documents delivered or to be delivered herewith or after the execution hereof as set forth in any provision of this Agreement is true, accurate and complete.

     12.       Representations and Warranties of Operator.

               (a) Operator is a limited liability corporation duly organized, validly existing and in good standing under the laws of Tennessee and has full corporate power and authority: (i) to enter into this Agreement; and (ii) to carry out the other transactions and agreements contemplated by this Agreement.

(b) The execution, delivery and performance of this Agreement by Operator has been duly authorized by all necessary corporate action of Operator. This Agreement and each of the other documents to be executed and delivered by Operator pursuant to this Agreement have been duly executed and delivered by Operator and are the valid and binding obligations of Operator enforceable in accordance with their respective terms, subject only as to enforceability affected by bankruptcy, insolvency or similar laws affecting the rights of creditors generally and by general equitable principles. The execution, delivery and performance of this Agreement and the other documents to be executed, delivered and performed by Operator pursuant to this Agreement will not: (i) conflict with or violate any provision of Operator's Articles of Incorporation, By-laws, or any law, ordinance or regulation or any decree or order of any court or administrative or other governmental body which is either applicable to, binding upon or enforceable against Operator; or (ii) result in any breach of or default under or cause the acceleration of performance of any mortgage, contract, agreement, indenture or other instrument which is either binding upon or enforceable against Operator.

               (c) Operator is not required to obtain the approval, consent or waiver of any other person or entity for the execution, delivery or performance of this Agreement.

               (d)       All of the information contained in the
representations and warranties of Operator set forth in this Agreement or in any of the documents delivered or to be delivered herewith or after the execution hereof as set forth in any provision of this Agreement is true, accurate and complete.

     13.       Risk of Loss and Insurance; Indemnification.

               (a) PNV shall bear the risk of loss and hereby indemnifies Operator for: (i) damage to or destruction of the PNV Equipment and the System installed at each Truckstop which is caused by the negligence or willful misconduct of PNV, its employees, contractors, agents and customers; and (ii) injury to persons or damage to property arising from the installation, operation or repair of the PNV Equipment and the System (except to the extent such damage is occasioned by any act, omission or negligence of Operator, its employees, contractors or agents).

               (b) Operator shall be responsible for the repair or replacement of the PNV Equipment resulting from damage or destruction caused by the negligence or willful misconduct of the Operator, its employees, contractors or agents.

               (c) Both Operator and PNV shall maintain during the Term of this Agreement (or any renewal term), at their sole cost and expense, comprehensive public liability insurance in the minimum amount of $1,000,000 providing coverage at each Truckstop at which the Services are provided against any claims relating to the operation or use of the System or the sale or provision of the Services and shall ensure that each Party is named as an additional insured in respect of such insurance or is otherwise covered as its interest may appear.

     14. Force Majeure. Neither party shall have any liability for the failure to perform or a delay in performing any of its obligations if such failure or delay is the result of any legal restriction, labor dispute, strike, boycott, flood, fire, public emergency, revolution, insurrection, riot, war, unavoidable mechanical failure, interruption in the supply of electrical power or any other cause beyond the control of any party acting in a reasonable business-like manner, whether similar or dissimilar to the causes enumerated above.

     15.       Assignment.

               (a) Operator may sell, assign, transfer or otherwise dispose of its interest in one or more of the Truckstops (through a change of control or otherwise) provided that the acquiror of such interest or assets shall assume the Operator's rights and obligations hereunder and shall be bound by the terms of this Agreement, in which case, PNV shall recognize the acquiror of such Truckstop as its Operator for purposes of this Agreement.

               (b) PNV may pledge its interest in this Agreement to any party, including without limitation, to any bank, recognized lending or leasing institution or investor as collateral. PNV may sell, assign, transfer or otherwise dispose of its interest in this Agreement provided that said acquiror shall assume all of PNV's rights and obligations hereunder and shall be bound by the terms of this Agreement.

     16. Breach. In the event that either party shall fail in any material respect to perform any obligation under this Agreement, the other party may in writing notify the non-performing party that such failure constitutes a breach. If the breach is not remedied or cured within thirty (30) days following receipt of the notice of breach, without limiting any other remedy which may be available, the non-breaching party may terminate this Agreement by notice to the breaching party.

     17. Ownership and Confidentiality. Operator recognizes and agrees that PNV shall, during the term of this Agreement and thereafter, retain sole ownership of the System and the PNV Equipment. Operator recognizes the proprietary nature of the concept and the design of the System, the PNV Equipment and the Services. Accordingly, Operator agrees to maintain and cause each of its employees and agents to maintain and keep strictly confidential all information that it obtains or receives in conjunction with the System, the PNV Equipment and the Services. Operator further agrees that the "Park N' View" name and logo shall be and remain the property of PNV and all references by Operator to the System or the Services shall incorporate and/or refer to PNV by its full name (Park N' View), whether in literature, electronic or print displays, articles, advertising, billboards, banners or otherwise. The name, Park 'N View, is, or will be, a registered service mark of PNV and to the extent required by PNV, Operator shall execute a no cost limited license agreement for the use of such service mark.

     18.       General Provisions.

               (a) Notices. All notices required or permitted hereunder shall be in writing and, may either be delivered by overnight courier, transmitted by facsimile, or delivered by the United States Mail, postage prepaid, addressed as follows:

               To PNV:               Ian Williams
                                     President
                                     Park 'N View, Inc.
                                     3403 N.W. 55th Street
                                     Building #10
                                     Ft. Lauderdale, Florida 33309
                                     Fax Number: (305) 730-2298

               With a copy to:       James M. O'Connell, Esq.
                                     Petree Stockton, L.L.P.
                                     4101 Lake Boone Trail
                                     Suite 400
                                     Raleigh, North Carolina 27607
                                     Fax Number:  (919) 420-1800


               To Operator:          Burton C. Newman, Pres.
                                     Professional Transportation Partners LLC
                                     5121 Maryland Way, Ste. 200
                                     Brentwood, TN  37027
                                     Fax Number:  (615) 377-7965

All notices shall be deemed delivered only upon actual receipt. Any party may change its address for purposes of this Agreement by giving notice of such change to the other parties pursuant to the terms of this Section 18(a).

               (b) Expenses. Each party agrees to pay, without right of reimbursement from any other party, its costs relating to the preparation of this Agreement and the performance of its obligations hereunder, including without limitation, fees and disbursements of counsel, accountants and consultants employed by such party in connection herewith.

               (c) Actions; Further Assurances. Subject to the terms and conditions of this Agreement, each party agrees to use its best efforts in good faith to: (i) take or cause to be taken as promptly as practicable all actions and obligations arising herein; and (ii) do or cause to be done all things that are within its power to fulfill and comply with its obligations or the obligations of the other parties to consummate the transactions contemplated herein.

               (d) Press Releases. To the extent practical, PNV and Operator shall consult with each other as to the form and content of all press releases and other public disclosures of matters relating to this Agreement, the System and the Services. Nothing in this section shall prohibit PNV or Operator from making any disclosure which its legal counsel deems necessary or advisable to fulfill such party's disclosure obligations under applicable law. To the extent practical, all public disclosures shall be transmitted by telecopier to the other party or its counsel prior to publication or dissemination.

               (e)       Section Headings.   The section headings in this
Agreement are for convenience of reference only and shall not be deemed to alter or affect any provision hereof.

               (f) Applicable Law. This agreement shall be governed in all respects by the laws of the State of Florida.

               (g) Litigation; Prevailing Party. If litigation is brought with regard to this Agreement, the prevailing party shall be entitled to receive from the non-prevailing party, and the non-prevailing party shall immediately pay upon demand, all reasonable fees and expenses of counsel of the prevailing party.

               (h) Schedules. The Schedules attached to this Agreement are integral parts of this Agreement and all references to this Agreement shall include the Schedules.

               (i) Modification. This Agreement shall not be modified or amended except by an instrument in writing executed by the parties to this Agreement.

               (j) Successors And Assigns. This Agreement shall apply to, and be binding upon, the parties and their respective successors and permitted assigns.

               (k) Severability. If any part or sub-part of this Agreement is found or held to be invalid, that invalidity shall not affect the enforceability and binding nature of any other part of this Agreement.

               (l) Arbitration. Any controversy, dispute or question arising out of, or in connection with, or in relation to this Agreement or the interpretation, performance or non-performance or any breach thereof shall be determined by arbitration conducted in Ft. Lauderdale, Florida in accordance with the then existing rules of the American Arbitration Association. PNV and Operator shall each select one arbitrator, and the two arbitrators shall select a third with the same qualifications. Any decision rendered shall be binding upon the Parties, however, the arbitrators shall have no authority to grant any relief that is inconsistent with this Agreement. The expense of arbitration shall be borne equally by the Parties.

               (m) Counterparts. This Agreement may be executed in one or more counterparts, each of which when so executed shall be deemed to be an original and all of which together shall constitute one and the same instrument.

                            SIGNATURE PAGE TO FOLLOW

          IN WITNESS WHEREOF, Operator and PNV have caused this Agreement to be executed pursuant to appropriate legal authority duly given, as of the day and year first above written.

WITNESSES:

                                       PARK 'N VIEW, INC., a
                                       Delaware corporation

------------------------------
                                       By:  /s/ Ian Williams
                                          ---------------------------------
                                                Ian Williams, President
------------------------------



                                       [OPERATOR]

------------------------------

                                       By: /s/ Burton C. Newman
------------------------------            ---------------------------------

                                   SCHEDULE 1
                      LIST OF TRUCKSTOPS OWNED OR OPERATED
                                  BY OPERATOR

----------------------------------------------------------------------------------------------------------------------------
                                                                                                                   PHONE
     STATE            CITY             INTERSTATE                 LOCATION                    CONTACT              NUMBER
----------------------------------------------------------------------------------------------------------------------------
Alabama          Cusseta         I-85, Exit 70           Perlis Travel Plaza         Mr. DuWayne Bridges        334-756-3161
AL001

Alabama          Tuscaloosa      I-59 & I-20 @ Exit 76   Baggett's 76 Truck Stop     Mr. Jerry Baggett          205-553-9710
AL002                            Minor Highway

Arkansas         Wheatley        I-40 & US Highway 78    Shell Super Stop #400       Gary F. Henard             501-457-3311
AR001

Arkansas         Wheatley        I-40, US 78             Phillips 66 #401            Todd White                 501-457-4681
AR002

Arkansas         Little Rock     13400, I-30, County     County Line Truckstop #38   Toby White                 501-455-4224
AR003                            Line Exit

Arizona          San Simon       I-10, Exit 378          4-K Truck Stop              Mr. Kurt Roark             520-845-2251
AZ001

Arizona          Holbrook        I-40 & Highway 77       Holbrook Truck Plaza        Mr. Mark Phillips          602-248-7814
AZ002

Arizona          Kingman         I-40 & Exit 66          Snobird Truckstop           Mr. Scott Cook             520-757-1152
AZ003

California       Bakersfield     US Highway 99, Exit     Bear Mountain Travel Stop   Mr. Pat Marchbanks         805-834-5733
CA001                            223

California       Santa Nella     Hwy 152 & 33            San Luis Truck Stop         Ms. Desiree Summit         209-827-8025
CA002

Colorado         Brighton        I-76, Exit 17           Tomahawk Truck Stop -       Mr. Kyle Johansen          303-659-0810
CO001                                                    Brighton

Colorado         Fountain        I-25, Exit 128          Tomahawk Truck Stop -       Mr. Kyle Johansen          719-382-5473
CO002                                                    Fountain

Colorado         Watkins         I-70, Exit 295          Tomahawk Truck Stop -       Mr. Kyle Johansen          303-292-0500
CO003                                                    Watkins

Connecticut      Branford        I-95, Exit 56 at Leetes New Haven 95 East Truck     Mr. John Bernet            203-481-0301
CT002                            Island                  Stop

Florida          Tampa           I-4, Exit 301 North     Tampa 301 Auto/Truck        Mr. Cary Parrish           813-623-1548
FL001                                                    Plaza, Inc.

Florida          Lake City       I-75 & US 441, Exit     L & G Auto and Truck Plaza  Michel Moukhtara           904-755-4960
FL002                            80

Florida          Mossy Head      I-10, & Highway 285     Lucky 13 Truck and Auto     Mr. Roger H. Wright        904-678-4471
FL003                                                    Plaza

Georgia          Villa Rice      I-20 & Liberty Road,    Leather's Truck Stop        Ms. Vickie Willis          770-459-6615
GA001                            Exit 6

Georgia          Madison         I-20 & U.S. Highway     Madison "20" Travel Center  Mr. Mike Adkins            706-342-4176
GA002                            441

Georgia          Cordele         I-75, Exit 31           Georgia Travel Center       Mr. Ed Hampson             912-273-4220
GA003

Georgia          Ringgold        I-75, Exit 139          Choo Choo Truck Plaza       Mr. Wayne Hixon            706-935-5107
GA004

Georgia          Kingsland       I-95, Exit 2A           Cisco Travel Plaza Inc.     Mr. Fairley Cisco          912-729-6550
GA005

Idaho            Downey          I-15, Exit 31           Flags West Truck Stop       Mr. Dan Willie             208-897-5238
ID001

Illinois         McLean          I-55 & US 136, Exit     Dixie Truckers Home -       Mr. Mark Beeler            309-874-2516
IL001                            145                     McLean

Illinois         Tuscola         I-57 & US 36            Dixie Truckers Home -       Mr. Mark Beeler            217-253-4721
IL002                                                    Tuscola

Illinois         Peru            I-80 & Rt. 251, Exit    La Salle-Peru               Jack Hamilton              815-223-2858
IL003                            75                      Auto/Truckstop

Illinois         South Holland   I-94 & 159th Street     Calumet Auto Truck Plaza    Mr. Michael LaVieri        708-339-4101
IL004

Illinois         Hampshire       I-90 & US Hwy 20        Elgin West Truckstop        Mr. Jerry Lindley          847-683-4550
IL005

Illinois         Troy            I-55 and I-70, Exit 18  Coutry Style Plaza - Troy   David Allen                618-667-2501
IL006

Indiana          Lake Station    I-80 & I-94             Travel Ports of America -   Mr. Michael Holahan        219-962-6552
IN001                                                    Lake Station

Indiana          Porter          1600 West US Hwy 20     Travel Ports of America -   Mr. Michael Holahan        219-926-8566
IN002                                                    Porter

Indiana          Grovertown      US 30, 1 mile East of   Grovertown Truckstop Inc.   Mr. Mark Kesmodel          219-867-2810
IN003                            Hwy 2223

Indiana          Cloverdale      I-70 & Highway 231,     Cloverdale Travel Plaza     Mr. George Hedrick         317-795-3223
IN004                            Exit 41
Indiana          Haubstadt       Jct. US 41 & Highway    Haubstadt 41 Travel Plaza   Mr. Tim Martin             812-768-6168
IN005                            68

Indiana          Memphis         I-65, Exit 16           Country Style Plaza -       David Allen                812-294-4554
IN006                                                    Memphis

Indiana          Leavenworth     I-64, Exit 92           Country Style Plaza -       David Allen                812-739-4510
IN007                                                    Leavenworth

Kansas           Wakeeney        I-70 & Highway 283      Wakeeney Travel Plaza       Mr. Mark Augustine         913-743-2157
KS001

Kentucky         Waddy           I-64 & KY 395, Exit 43  Waddy Travel Plaza          Mr. Harry Seeger, III      502-829-5223
KY001

Kentucky         Paducah         I-24, Exit 16           Southern Pride Truck Stop   Mr. Mike Vaughn            502-898-6753
KY002

Kentucky         Corbin          I-75, Exit 29           Corbin Travel Plaza         Mr. Curt Rose              606-528-7676
KY003

Kentucky         Richmond        I-75, Exit 97           Clays Ferry Travel Center   Mr. Curt Rose              606-623-7676
KY004

Kentucky         Glendale        I-65, Exit 86           Country Style Plaza -       David Allen                502-369-8202
KY005                                                    Glendale

Louisiana        New Orleans     I-510, Old Gentilly     New Orleans Truck &         Mr. Mark W. Smith          504-241-0409
LA001                            Road                    Travel Center

Louisiana        Tallulah        I-20, US Hwy. 65,       Louisiana I-20 East         Mr. Kyle Dorbeck           318-574-5900
LA002                            Exit 171                Travel Center

Maryland         Baltimore       I-95 & O'Donnell,       Travel Ports of America -   Mr. Michael Holahan        410-633-9500
MD001                            Exit 57                 Baltimore

Michigan         Holland         I-196, Exit 49          Tulip City Truck Stop       Ms. Joyce Yancy            616-396-2538
MI001

Michigan         Bridgeport      I-75, Bridgeport        Alpine Auto Truck Plaza,    Mr. Larry Long`            517-777-7650
MI002                            Exit, MM 144            Inc.

Michigan         Battle Creek    I-94, Exit 104 @        TE-Khi Truck Auto Plaza     Mr. Pat Belt               616-965-7721
MI003                            Eleven Mile Road        Inc.

Missouri         Mound City      I-29, Exit Highway      Squaw Creek Truck Plaza,    Mr. Larry Smith            816-442-5492
MO001                            159, MM  79             Inc.

Missouri         Columbia        I-70, Highway 40,       Midway Travel Plaza         Mr. Bob Bechtold           573-445-9466
MO002                            Exit 21

Mississippi      Vaiden          I-55 & US Hwy 35,       35/55 Truck Plaza           Mr. Sonny Tucker           601-464-5357
MS001                            Exit 174

Mississippi      McComb          I-55, Exit 13,          Fernwood Truck Stop         Mr. Larry Seago            601-684-3000
MS002                            Fernwood Road

Montana          Bonner          I-90, Exit              Town Pump Travel Plaza of   Mr. Cy Cohn                406-782-9121
MT001                                                    Bonner

North Carolina   Kings Mountain  I-85, Exit 5 & Dixon    Kings Mountain Truck Plaza  Mr. Jim Testa              704-739-6415
NC001                            School Road

North Carolina   Candler         I-40, Exit 37           Travel Ports of America -   Mr. Michael Holahan        704-665-1156
NC002                                                    Candler

Nebraska         Hershey         I-80, Exit 164          Tomahawk Truck Stops -      Mr. Kyle Johansen          308-368-7369
NE001                                                    Hershey

Nebraska         Lincoln         I-80 & US 6, Exit 395   Shoemakers Trucker Station  Dave Shoemaker             402-474-1771
NE002

New Hampshire    Greenland       I-95 & US 101, Exit 3   Travel Ports of America -   Mr. Michael Holahan        603-436-3636
NH001                            N & 3 AS                Greenland

New Jersey       Mahwah          I-87, Exit 15; I-287,   Travel Ports of America -   Mr. Michael Holahan        201-529-2704
NJ001                            Rt. 17S                 Mahwah

New Jersey       Paulsboro       I-295, Exit Mt. Royal   Travel Ports of America -   Mr. Michael Holahan        716-272-1810
NJ002                                                    Paulsboro

New Jersey       Clinton         I-78, Exit 12, 3        Johnny's Truck Stop         Mr. John Poggi             908-735-4545
NJ003                            Miles West

New Mexico       Gallup          I-40, Exit 16 & St.     Baggett's Gallup 76 Auto    Mr. Randy Stokes           505-722-4301
NM001                            Highway 66              Truck Plaza

New Mexico       Roswell         US Highway 285 & 70     Price's Truck Stop          Mr. Gene Price             505-623-1450
NM002

New Mexico       Tucumcari       I-40, Exit 329          Tuccumcari Truck Terminal   Mr. Ed Shipley             505-461-1730
NM003

Nevada           Sparks          I-80 East, Exit 20,     Alamo Travel Center         Mr. Rob Cashell            702-355-8888
NV001                            Sparks Road
Nevada           Wells           I-80 & Highway 93       4-Way Truck Stop            Mr. Scott Cook             702-752-3336
NV002

Nevada           Las Vegas       I-15, Tropicana, Exit   King 8 Truck Plaza          Mr. Earl Haubert           702-736-2298
NV003                            37

New York         Belmont         Routes 17 & 19          Travel Ports of America -   Mr. Michael Holahan        716-268-5656
NY001                                                    Belmont

New York         Dansville       I-390, Exit 5           Travel Ports of America -   Mr. Michael Holahan        716-335-6023
NY002                                                    Dansville

New York         Fultonville     I-90, Exit 28, NY       Travel Ports of America -   Mr. Michael Holahan        518-853-3411
NY003                            Thruway                 Fultonville

New York         Maybrook        I-84, Exit 5, MM  29    Travel Ports of America -   Mr. Michael Holahan        914-457-3163
NY004                                                    Maybrook

New York         Binghampton     I-81, Exit 2W, NY 17    Travel Ports of America -   Mr. Michael Holahan        607-775-3500
NY005                                                    Binghampton

Ohio              Beaverdam       1-75, US Highway 30,    Perry Oil/Beaverdam        Mr. Larry W. Perry         419-643-2231
OH001                             30, MM 135              Truck Plaza

Ohio              Hubbard         I-80, Exit 234          Truck World, Inc.          Mr. Bob Israel             216-448-2210
OH002

Ohio              London          940 US Route 42 NE      Columbus I-70 West Auto    Mr. Chris Tobin            614-852-3810
OH003                                                     Truck Stop

Canada            Cornwall,       Jct. 401 & McConnell    Fuel Saver Corporation -   Mr. Bruce Rankin           613-933-8363
ON001             Ontario         Avenue                  Cornwall

Canada            Dorchester,     Jct. 401 & Dorchester   Fuel Saver Corporation -   Mr. Bruce Rankin           519-268-7319
ON002             Ontario         Road, Exit 199          Dorchester

Canada            Grimsby,        QEW and                 Fuel Saver Corporation -   Mr. Bruce Rankin           905-878-8446
ON003             Ontario         Casablanca              Grimsby
                                  Boulevard, Exit 74

Canada            Bowmanville,    Highway 401 &           Fuel Saver Corporation -   Mr. Bruce Rankin           905-623-3604
ON004             Ontario         Waverly Road, Exit      Bowmanville
                                  431

Canada            Milton,         Highways 401 & 25,      Fuel Saver/Fifth Wheel -   Mr. Bruce Rankin           905-878-8441
ON005             Ontario         Exit 320                Milton

Oregon            Pendleton       I-84, Exit 202          Floyd's Truck Ranch        Mr. Floyd D. Lamberson     503-276-6709
OR001

Oregon            Halsey          33180 Highway 220       Pioneer Villa Truck Plaza  Greg Moore                 503-369-2801
OR002

Pennsylvania      Bloomsburg      I-80, Exit 34           Travel Ports of America    Mr. Michael Holahan        717-784-9400
PA001                                                     - Bloomsburg

Pennsylvania      Greencastle     I-81, Exit 3 &          Travel Ports of America    Mr. Michael Holahan        717-597-7762
PA002                             Buchanan TR.            - Greencastle

Pennsylvania      Milesburg       I-80, Exit 23           Travel Ports of America    Mr. Michael Holahan        814-355-7561
PA003                                                     - Milesburg

Pennsylvania      Harbor Creek    I-90, Exit 10           Travel Ports of America    Mr. Michael Holahan        716-272-1810
PA004                                                     - Harbor Creek

South Carolina    Columbia        I-20, Exit 71, US Hwy   Columbia "20" Travel       Mr. Mike Balthazor         803-786-7680
SC001                             21                      Center

South Carolina    Manning         I-95 & SC US Hwy.       Jerry's Travel Center      Ms. Blanche Brow           803-473-2568
SC002                             261

Tennessee         Cookeville      I-40 & Hwy 111, Exit    Mid-Tenn Auto Truck Plaza  Mr. Ronald J. Craig        615-526-3314
TN001                             288

Tennessee         White Pine       I-81, Exit 4            Pioneer Travel Center      Mr. Dan Tuttle             423-674-2506
TN002

Tennessee         Cornersville     I-65 & 31 A, Exit 22    The Tennessean Truck Stop  Mr. J. A. Van Westrop      615-293-4171
TN003

Tennessee         Stanton          I-40 & St. 179, Exit    Exit 47 Plaza              Mr. Nat Newman             901-548-6537
TN004                              47

Tennessee         Antioch          I-24, Exit 62           Baggett's Music City       Ms. Audrey Butler          615-641-6731
TN005                                                      Auto Truckstop

Texas             Huntsville       I-45, Exit 118 & US     Hitchin' Post Truck        Mr. Stan Saucler           409-295-2488
TX001                              75 North                Terminal - Huntsville

Texas             Forney           I-20 & FM 460, MM       Knox Fuel Stop             Mr. Bob Knox               214-564-4357
TX002                              488

Texas             Gainesville      I-35, Exit 500          Hitchin' Post Truck        Mr. Andrew Olmstead        817-665-9521
TX003                                                      Terminal - Gainesville

Texas             Gordon           I-20, Exit 370          Bar-B Travel Plaza of      Mr. Doug Martin            817-693-5215
TX004                                                      Texas

Texas             Vidor            I-10, Exit 858 B        Spindletop Truck Stop      Mr. Brad Haeggquist        409-769-5458
TX005

Virginia          Raphine          I-81, I-64, Exit 205    White's Truck Stop, Inc.   Mr. Gary Pilgreen          540-377-2111
VA001

Virginia          Fredericksburg   I-95 & US Highway       Servicetown Travel Plaza   Mr. Jeffrey Scott          703-371-1166
VA002                              17 North

Washington        Marysville       I-5, Exit 202           Donna's Travel Plaza's,    Mr. William Couch          360-653-3000
WA001                                                      Inc.

Washington        Union Gap        I-82, Exit 36           Gearjammer Truck Plaza     Mr. Chuck Hinckley         509-248-9640
WA002

Wisconsin         Hudson           I-94, Exit 4 & US       Twin City East Auto        Mr. Thomas Fulton          715-386-5835
WI001                              Highway 12              Truck Plaza

Wisconsin         Deforest         I-90/94 & Highway       Windsor Marathon Truck     Mr. Richard A. Edwards     608-249-9294
WI002                              51, Exit 132            Stop

Wisconsin         Richfield        US 41 and 45, State     Richfield Truck Stop       Mr. Michael McLea          414-628-1133
WI003                              Highway 167 West

Wisconsin         Oak Creek        I-94, Exit 322          Milwaukee Travel Center    Mr. David Huscher          414-761-2250
WI004

Wyoming           Cokeville        US 30 North &           Cokeville Truck Plaza      Mr. Scott Banks            307-279-3275
WY001                              Wyoming 89

Wyoming           Rock Springs     I-80, Exit 104          Outlaw Truckstop           Mr. Scott Cook             307-362-6205
WY002

                                   SCHEDULE 2
                         LIST OF CURRENT PNV EQUIPMENT

Current PNV Equipment:

Satellite Dish & Off-air receive antenna
Processing [head-end] equipment
Telephone PBX switch and operator console
Distribution cables
Parking lot plug-in boxes
Rental coaxial cables
Cable TV "billing" computer and software
Prepaid [debit] phonecard dispenser
Telephone & Cable TV accessories for resale

                                  PARK `N VIEW
                                CHANNEL LINE-UP

Current Programming Schedule:

================================================================================
Channel #            Station                   SAT Channel
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
2                    A&E                       G5 23H
--------------------------------------------------------------------------------
3                    Discovery                 G5 12V
--------------------------------------------------------------------------------
4                    ESPN II                   G5 14V
--------------------------------------------------------------------------------
5                    WGN                       G5 7H
--------------------------------------------------------------------------------
6                    HBO                       West G5 8V/East G5 15H
--------------------------------------------------------------------------------
7                    AMC                       F4 1V
--------------------------------------------------------------------------------
8                    Off Air NBC
--------------------------------------------------------------------------------
9                    ESPN 1                    G5 9H
--------------------------------------------------------------------------------
10                   Prevue                    F4 8H
--------------------------------------------------------------------------------
11                   TNN                       G5 18H
--------------------------------------------------------------------------------
12                   CNN                       G5 5H
--------------------------------------------------------------------------------
13                   Off Air ABC
--------------------------------------------------------------------------------
14                   Blank Future Service
--------------------------------------------------------------------------------
15                   USA                       G5 19H
--------------------------------------------------------------------------------
16                   Off Air Fox
--------------------------------------------------------------------------------
17                   Off Air CBS
--------------------------------------------------------------------------------
18                   WTBS                      G5 6V
--------------------------------------------------------------------------------
19                   US XPRESS Power Channel
--------------------------------------------------------------------------------
20                   VCR II
--------------------------------------------------------------------------------
21                   VCR III
--------------------------------------------------------------------------------
22                   VCR IV
--------------------------------------------------------------------------------

                                   SCHEDULE 4
                       LIST OF CURRENT TELEPHONE SERVICES


Current Telephone Services:

1-800 calls
Local calls
Operator services
Direct call back to stall # (automated)
Message waiting
Wake-up calls (automated)